UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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NUZEE, INC.
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On September 20, 2019, NuZee, Inc. issued the press release below.

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NuZee, Inc. Announces Expansion of Board and Nominations of New Directors

Company Files Preliminary Proxy Statement with U.S. Securities and Exchange Commission

Vista, CA – September [20], 2019 -- NuZee, Inc. (OTCQB: NUZE) (“NuZee” or “the Company”), a specialty coffee company and a leading U.S. single serve pour over coffee producer and co-packer, today announced that its Board of Directors (the “Board”) has approved the expansion of the Board from one to five members and nominated four new director candidates to stand for election at the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”).

The director nominees are Kevin J. Conner, J. Chris Jones, Allen S. Morton and Shanoop Kothari (collectively, the “New Nominees”).  In addition, Masateru (Masa) Higashida, who currently serves as the Company’s sole director, has been nominated for re-election at the 2019 Annual Meeting.  Messrs. Conner, Jones, and Morton are deemed to be independent directors.

“We are very pleased to announce these director candidates, each of whom possess significant experience in the areas of finance, accounting, governance and operations,” said Mr. Higashida.  “We welcome their perspective and view their nominations as indicative of NuZee’s growth and evolution as a public company.”

About Kevin J. Conner

Mr. Conner is currently Managing Director of Conner & Associates, a restructuring and turnaround servicing firm he founded in 1991. Mr. Conner has held senior management and board seats of public and private companies along with being the Chair of the Conner & Associates’ SEC audit practice. Mr. Conner is frequently retained as a qualified expert witness in matters before both Federal and State courts, including both corporate governance and general business matters. Mr. Conner holds an MS in Taxation from Philadelphia University and a BS in Accounting from West Chester University of Pennsylvania along with being licensed to practice as a CPA in the State of New York and the Commonwealth of Pennsylvania.

About J. Chris Jones

Mr. Jones currently serves as the Managing Director of Haddington Ventures, LLC, a venture fund manager and advisor  Mr. Jones co-founded in 1998, where he focuses on acquisitions, financing and administrative issues of portfolio companies. While at Haddington, Mr. Jones has served on over 12 boards of directors of portfolio companies, including multiple companies that were ultimately acquired by publicly traded companies. Prior to the formation of Haddington, Mr. Jones served as Vice President and Chief Financial Officer of Tejas Power Corporation (“TPC”), a publicly traded company, from 1985 until his appointment as Senior Vice President and Chief Operating Officer in 1995.  He also served as a Director of Market Hub Partners, L.P., TPC’s natural gas storage joint venture with Dayton Power &

Light, New Jersey Resources, NIPSCO and Public Service Electric and Gas. Beginning in 1979 and continuing to 1985,   Mr. Jones served as Secretary/Treasurer, and later Chief Financial Officer of The Fisk Group, Inc., a U.S. and international electrical contracting subsidiary of Amec p.l.c., a publicly traded U.K. company.  Mr. Jones began his professional career with the auditing firm Price Waterhouse in Houston, Texas in 1977.  He received his BBA degree in Accounting from the University of Texas at Austin.

About Allen S. Morton

Mr. Morton is presently retired. From April 2013 to September 2018, he served as the Senior Managing Director, Head of Energy and Natural Resources Group of B. Riley FBR, Inc. From July 2013 until January 2014, he served as a director at Aly Energy Services, Inc., prior to which he served in multiple roles, including Managing Director, at RBC Capital Markets from March 2001 until June 2012. Mr. Morton received a BA in economics from Williams College and an MBA from New York University.

In connection with today’s announcement, the Company has filed its preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”), outlining the Board’s recommendation that stockholders vote in favor of Mr. Higashida and all of the New Nominees. The Company will announce a date and time for the 2019 Annual Meeting in the near future. The Company’s stockholders are not required to take any action at this time, and the Company recommends that the stockholders make voting decisions after they receive definitive proxy materials from the Company.

About Shanoop Kothari

Mr. Kothari has served as our Senior Vice President and Chief Financial Officer since February 2019. Prior to joining the Company, Mr. Kothari was Managing Director at B. Riley FBR, Inc.  (“FBR”) since 2014 and has been involved in providing a wide range of financial services to FBR’s oil and gas clients.  Before joining FBR, Mr. Kothari worked in the oil and gas industry as a CFO of a private refinery that was a joint venture with a small private equity firm and HollyFrontier (“HFC”), at Credit Suisse in energy investment banking, in finance for a publicly traded software company as well as in public accounting with Price Waterhouse. Mr. Kothari has 20+ years of accounting, finance and capital markets experience within organizations ranging from a handful of employees to multi-national organizations with tens of thousands of employees. Mr. Kothari holds a BA (Honors) in Accounting from Southern Methodist University and an MBA (High Honors) from Rice University. Mr. Kothari is also a licensed CPA / CIA and possesses Series 7 / 24 licenses.

About NuZee and Coffee Blenders

NuZee, Inc. (d/b/a Coffee Blenders®) is a specialty coffee company and a leading U.S. single-serve pour-over coffee producer and co-packer. We own highly sophisticated packing equipment developed in Asia for pour over coffee production and possess exclusive agreements that restrict North American competitors’ access to equipment and pour over filters.  We co-pack single-serve pour-over coffee products for dozens of customers in the U.S. market and also co-pack for the Korean market.   Our California facility is SQF level 2 certified facility is Fair Trade, Organic, Kosher and Halal.

Forward Looking Statements

This release contains statements relating to future events or performance that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance. NuZee cautions you that such statements are simply predictions and actual events or results may differ materially. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Such statements involve risks and uncertainties, including but not limited to those relating to the Company’s ability to secure orders under its co-packing agreements and increase production, product demand, pricing, market acceptance, the effect of economic conditions, intellectual property rights, the success of competitive products, risks in product development, and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

Important Additional Information and Where to Find It

The Company, its sole director, the New Nominees, and certain of the Company’s executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2019 Annual Meeting. On September [20], 2019, the Company filed a preliminary proxy statement with the SEC in connection with the solicitation of proxies for the 2019 Annual Meeting. Prior to the 2019 Annual Meeting, the Company will furnish a definitive proxy statement (the “2019 Proxy Statement”) to its stockholders, together with a form of proxy. STOCKHOLDERS ARE URGED TO READ THE 2019 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY, AND IN THEIR ENTIRETY, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement for the 2019 Annual Meeting and will be set forth in the 2019 Proxy Statement and other materials to be filed with the SEC in connection with the 2019 Annual Meeting.

Stockholders will be able to obtain, free of charge, copies of the 2019 Proxy Statement (when available), any amendments or supplements thereto and any other documents (including the form of proxy) when filed by the Company with the SEC in connection with the 2019 Annual Meeting at the SEC’s website (http://www.sec.gov) at the Company’s website (http://www.mynuzee.com/annual-meeting-information), or by directing a request by mail to NuZee, Inc., Attention: Investor Relations, 2865 Scott Street, Suite

107, Vista CA 92081.

NuZee, Inc. Shanoop Kothari SVP and Chief Financial Officer (713) 530-7688 shanoop@coffeeblenders.com	Investor Relations Devin Sullivan Senior Vice President The Equity Group Inc. (212) 836-9608 dsullivan@equityny.com

NuZee Inc. Board of Directors Nominees

Kevin J. Connor

Allen S. Morton

J. Chris Jones

Shanoop Kothari